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                                                                    Exhibit 4.2

                    SECOND AMENDMENT TO CREDIT AGREEMENT AND
                     EXTENSION OF FACILITY TERMINATION DATE


         This Second Amendment to Credit Agreement and Extension of Facility Termination Date (this "Second Amendment"), dated as of November 10, 1997, is by and among Pioneer-Standard Electronics, Inc., an Ohio corporation, and its successors and assigns (the "Borrower"), National City Bank, a national banking association, and the several banks, financial institutions and other entities from time to time parties to the Agreement (sometimes collectively, "Lenders" and sometimes individually, a "Lender"), and National City Bank, not individually, but as "Agent". Capitalized terms used herein, and not otherwise defined herein, shall have the meaning ascribed to those terms in the Credit Agreement (as defined herein).

                                    RECITALS

         A. Borrower, Lenders and Agent entered into a Credit Agreement dated as of August 12, 1996 (the "Original Credit Agreement"), whereby Lenders agreed to make revolving loans available to Borrower in an aggregate principal amount not to exceed $125,000,000, pursuant to the terms of the Original Credit Agreement.

         B. Borrower, Lenders and Agent entered into a First Amendment to Credit Agreement as of June 30, 1997 (the "First Amendment"), amending certain terms and conditions of the Original Credit Agreement (the Original Credit Agreement as amended by the First Amendment, the "Amended Credit Agreement");

         C. Borrower, Lenders and Agent desire to amend certain terms and conditions of the Amended Credit Agreement.

         D. The Amended Credit Agreement as modified by this Second Amendment shall hereafter be the "Credit Agreement."

         NOW THEREFORE, for mutual consideration, the receipt and sufficiency of which is acknowledged by Borrower, Lenders and Agent, the parties hereby agree as follows:

         1. As provided for in the definition of Facility Termination Date in the Amended Credit Agreement, the Facility Termination Date is hereby extended one (1) year (August 12, 2000).

         2. As of the date hereof, Borrower hereby affirms each of the representations and warranties set forth in SECTION 4 of the Amended Credit Agreement.

         3. SECTION 5.14 of the Amended Credit Agreement shall be deleted in its entirety and the following shall be substituted in lieu thereof:

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         5. 14 ACQUISITIONS AND INVESTMENTS. Borrower will not, nor will it permit any Subsidiary to, make or suffer to exist any Investments, or commitments therefor, or create any Subsidiary (other than Illinois, Minnesota and the Limited Partnership) or become or remain a partner in any partnership or joint venture, or make any Acquisition of any Person, except:

         (i)      Cash Equivalents;

         (ii) up to $10,800,000 investment in Canada, other existing Investments in Subsidiaries and joint ventures, and other Investments in existence on the date hereof and described in Schedule "1" hereto;

         (iii)    acquisitions permitted pursuant to SECTION 5.27;

         (iv)     investments and loans permitted under SECTION 5.26; and

         (v) up to $7,000,000 investment in World Peace Industrial Co. Ltd. ("WPI"), to acquire approximately 5% of the stock of WPI.

         4. Borrower represents and warrants that as of the date hereof Borrower is not in Default under any of the terms and conditions of the Credit Agreement.

         5. All other terms and conditions of the Credit Agreement shall remain in full force and effect and unmodified hereby.

         6. This Agreement may be executed in any number of counterparts, each of which shall be an original, and all of which taken together shall constitute one instrument.


                                   PIONEER-STANDARD ELECTRONICS, INC.


                                   By:

                                   Print Name: John V. Goodger

                                   Title: Vice President

                                   4800 East 131st Street
                                   Garfield Heights, Ohio 44105
                                   Phone: (216) 587-3600
                                   Facsimile: (216) 587-3563

                                   Attention: John V. Goodger




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                                   NATIONAL CITY BANK,
                                   Individually and as
                                   Agent


                                   By /s/ Anthony J. DiMare

                                   Print Name: Anthony J. DiMare
                                   Title: Senior Vice President

                                   Via Hand Delivery
                                   National City Bank
                                   National City Center, 10th Floor
                                   1900 East Ninth Street
                                   Cleveland, Ohio 44114

                                   Via U.S. Mail
                                   National City Bank
                                   P.O. Box 5756
                                   Cleveland, Ohio 44101-0756

                                   Attention: Anthony J. DiMare
                                              Senior Vice President





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                                   KEYBANK NATIONAL ASSOCIATION


                                   By: /s/ Richard A. Pohle

                                   Print Name: Richard A. Pohle
                                   Title: Vice President

                                   Via Hand Delivery
                                   KeyBank National Association
                                   Large Corporate Group
                                   Mail Code OH-01-27-0606
                                   127 Public Square
                                   Cleveland, Ohio 44114-1306

                                   Via U.S. Mail
                                   KeyBank National Association
                                   Large Corporate Group
                                   Mail Code OH-01-27-0606
                                   127 Public Square
                                   Cleveland, Ohio 44114-1306

                                   Attention:
                                   Michael J. Jackson





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                                   MELLON BANK, N.A.


                                   By: Mark F. Johnston


                                   Print Name:  /s/ Mark F. Johnston
                                   Title: AVP

                                   Via Hand Delivery
                                   Mellon Bank, N.A.
                                   Three Mellon Bank Center
                                   Suite 2300
                                   Pittsburgh, PA 15259
                                   Attention: Loan Administration
                                   Theresa Heukeshoven

                                   Via U.S. Mail
                                   Mellon Bank, N.A.
                                   Three Mellon Bank Center
                                   Suite 2300
                                   Pittsburgh, PA 15259
                                   Attention: Loan Administration
                                             Theresa Heukeshoven

                                   With a Copy To:

                                   Via Hand Delivery
                                   Mellon Bank, N.A.
                                   One Mellon Bank Center
                                   Grant Street, Room 4530
                                   Pittsburgh, PA 15258-0001



                                   Via U.S. Mail
                                   Mellon Bank, N.A.
                                   One Mellon Bank Center
                                   Grant Street, Room 4530
                                   Pittsburgh, PA 15258-0001

                                   Attention:
                                   Mark F. Johnston



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                                   STAR BANK, N.A.

                                   By: /s/ John D. Barrett


                                   Print Name: John D. Barrett
                                   Title: Senior Vice President

                                   Via Hand Delivery
                                   Star Bank, N.A.
                                   1350 Euclid Avenue, Suite 220
                                   Cleveland, Ohio 44115

                                   Via U.S. Mail
                                   Star Bank, N.A.
                                   1350 Euclid Avenue, Suite 220
                                   Mail Location 4432
                                   Cleveland, Ohio 44115

                                   Attention:
                                   John D. Barrett







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